THE OFFERING IS MADE IN RELIANCE UPON THE PRIVATE PLACEMENT EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND REGULATION D PROMULGATED THEREUNDER. THE OFFERING IS MADE EITHER IN RELIANCE UPON SIMILAR EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS OR HAS BEEN REGISTERED IN SUCH STATES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE STATE SECURITIES COMMISSIONS HAVE REVIEWED THE MERITS OF OR APPROVED THE OFFERING OR HAVE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                6% SECURED CONVERTIBLE NOTE DUE FEBRUARY 28, 2008

                        SPINTEK GAMING TECHNOLOGIES, INC.
                            a California corporation


$_______________                Las Vegas, Nevada                  July __, 1998

         Spintek Gaming Technologies, Inc., a California corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of the individual or entity identified as the holder on the signature page hereto ("Holder") on February 28, 2008 (the "Due Date"), upon presentation of this Note, the amount set forth as the principal amount on the signature page hereto (the "Principal Amount") and to pay interest on the Principal Amount at the rate of six percent (6%) per annum as provided herein.

         This Note is one of a series of notes (the "Notes") in the aggregate principal amount of up to $5,000,000.00, being issued by the Corporation in two private placement transactions, the first initiated on February 27, 1998 and the latter initiated on June 30, 1998. ALL OF THE NOTES SHALL BE EQUAL IN RANK WITH EACH OTHER WITH RESPECT TO THE OBLIGATIONS OF THE CORPORATION AS DESCRIBED IN THE INTERCREDITOR AGREEMENT AMONG THE HOLDERS. Each Note shall be convertible into shares of the Corporation's common stock as provided in Section 3 hereof.

         The Corporation covenants, promises and agrees as follows:

         1. Interest. Interest which shall accrue on the Principal Amount shall be payable in installments on February 28 in each calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full. If this Note shall be issued on a date other than the first day of a calendar month, the interest payable shall be prorated based upon the number of days of such calendar month period during which this Note shall have been issued and outstanding. All accrued and unpaid interest shall be payable on the Due Date. The first payment of interest shall be made on February 28, 1999. All payments of principal and interest or principal or interest shall be made at the address of the Holder as set forth on the signature page hereto, or at such other place as may be designated by the Holder.

         2. Prepayment. This Note may be prepaid in whole or in part, at any time on or after March 1, 2001.

         3. Conversion.

                  3.1. The Holder shall have the right, at the Holder's option, at any time through February 28, 2001, to convert all, but not less than all, of the then outstanding Principal Amount of this Note into such number of fully paid and nonassessable shares of Common Stock of the Corporation (the "Common Stock") as shall be provided for herein. The Holder may exercise the conversion right provided in this Section 3.1 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address or addresses to which such stock certificates shall be delivered. The Conversion Notice shall be accompanied by the Note with such transfer documents as the Corporation may reasonably request.

                  3.2. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal 0.4% of the "Outstanding Common Stock" (as hereinafter defined) for each $50,000 of Principal Amount; provided, however, that all calculations hereunder shall be rounded to the nearest whole shares (with one-half shares being rounded up), and that in the event that the Principal Amount is not evenly divisible by $50,000, then the number of shares of Common Stock shall be issued pro rata.

                  3.3. The Corporation shall have the right, at the Corporation's option, to convert all or any part of the then outstanding Principal Amount of this Note into such number of fully-paid and non-assessable shares of Common Stock of the Corporation as determined pursuant to Section 3.2 hereof beginning at the earliest of:

         (i) the day immediately following the conversion to Common Stock of all Series A Preferred Stock of the Corporation which was outstanding on March 1, 1998;

         (ii) upon the closing of the public offering of the Corporation's securities yielding, after integrating both the private placement initiated February 27, 1998 and the private placement initiated June 30, 1998, to the Corporation net proceeds of not less than $5,000,000, or

         (iii) March 1, 2000.

The Corporation's right to convert this Note shall expire in all events on February 28, 2001. In the event that the Corporation elects to convert this Note, the Corporation may do so without any notice to the Holder, although the Corporation shall, within three business days following conversion, notify the Holder that the conversion has occurred, the effective date of the conversion, a summary of the shares of Common Stock to be delivered in respect of the conversion, as well as a summary of any accrued and unpaid interest that is payable through the date of conversion. In the event that the Corporation elects to convert this Note pursuant to the provisions of subsection (ii), the conversion shall be effective as of the day immediately preceding the closing of the public offering, and the Holders shall not be entitled to any recalculation of the amount of shares to be issued upon conversion as provided in Section 3.6 hereof.

                  3.4. Conversion shall be deemed to have been effected on the date (the "Conversion Date") (i) that the Conversion Notice is delivered (if conversion is pursuant to Section 3.2), (ii) designated by the Corporation in its notice to the Holder if conversion is pursuant to Sections 3.3(i) or (iii), or (iii) the first business day immediately preceding the closing of the public offering if conversion is pursuant to Section 3.3(ii). Within ten business days following the Conversion Date, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, to the address designated by the Holder in the Conversion Notice or the address included herein if there is no Conversion Notice, a stock certificate, or stock certificates of the Corporation representing the number of shares of Common Stock to which such Holder is entitled and a check in payment of all interest accrued and unpaid on the Note up to and including the Conversion Date. Notwithstanding the foregoing, in the event that a conversion has been effected pursuant to Section 3.3 hereof, the Corporation may defer the delivery of the stock certificate or stock certificates described herein until such time as the Holder has delivered to the Corporation the Note and that the Holder may give written notice to the Corporation at the time of the delivery of the Note of the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address or addresses to which such stock certificates shall be delivered; provided, however, that the Corporation may issue such certificates to the Holder at any time if at the time of issuance no direction has been given.

                  3.5. For the purposes of this Section 3, the term "Outstanding Common Stock" shall refer to the number of shares of Common Stock which are outstanding immediately subsequent to the conversion being made by the Holder herein. The Outstanding Common Stock shall also include shares of Common Stock being issued upon conversion of any other of the Notes which are being converted as of the same Conversion Date, as well as shares of Common Stock which, as of the Conversion Date, may be acquired by any individual or entity pursuant to any then currently exercisable stock option or warrant agreement (without regard to any adjustment that would result from the conversion of the Notes), but not including any shares of Common Stock subject to issuance pursuant to any outstanding convertible security (including other Notes not being converted at that time).

                  3.6. Except with respect to a conversion of the Note pursuant to Section 3.3(ii) and 3.7 hereof, on the earlier of (i) the first business day following the first business day on which all Notes have been converted and all shares of the Company's Series A Preferred Stock which were outstanding on March 1, 1998 have been converted into Common Stock of the Corporation, or (ii) March 1, 2001, regardless of any prior conversion of the Note the Corporation shall recalculate any conversions made hereunder assuming that such conversions were made on such date and shall recalculate the number of shares of outstanding Common Stock as of such date. Within ten (10) business days thereafter, the Corporation shall issue to the Holder hereof a summary of such calculations and, if additional shares of Common Stock are issuable to the Holder, the Corporation shall deliver by hand against a signed receipt therefore or by United States registered mail, to the address designated by the Holder to the last known address of the Holder, a stock certificate, or stock certificates, of the Corporation represent the number of shares of Common Stock to which such Holder is entitled.

                  3.7 In case of any capital reorganization, any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or any share exchange by or the consolidation or merger of the Corporation with or into another person or entity (other than a share exchange or merger in which the Corporation is the acquiring or surviving corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety or the participation by the Corporation in share exchange as the corporation the stock of which is to be acquired, this Note shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, consolidation, merger, sale or exchange, lease, transfer or other disposition or share exchange) be converted into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation, to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, consolidation, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of this Note would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this Section 3.7 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges. The provisions of Section 3.6 shall not apply to a conversion pursuant to this
Section 3.7.

                  3.8. The Corporation shall pay all transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Note.

         4. Security. This Note is secured by a Collateral Assignment and Security Agreement of even date herewith from Spinteknology, Inc., a wholly-owned second tier subsidiary of the Corporation (the "Security Agreement"), conveying to the Holder, as well as all of the Holder's of the Notes, a security interest and collateral assignment of all of the patents, unpatented inventions, patent applications, patent interference proceedings, trade secrets, rights under technology, licenses, choses-in-action, information contained in computer media and derivatives thereof, including the right to make, use and vend good-utilizing of the foregoing, together with all cash and non-cash proceeds and products thereof (the "Collateral"). In addition to the Security Agreement, the terms to the collateral are governed by a Patent Collateral Assignment as well as an Intercreditor Agreement amongst the Holders of the Notes.

         5. Default. Subject to the provisions of the Intercreditor Agreement, upon the occurrence of an Event of Default, as defined in the Security Agreement, at Holder's option, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon shall immediately become due and payable, without notice or demand, and Holder shall have all rights and remedies stated in this Note or the documents which now or hereinafter collectively evidence or secure the loan evidenced by the Note (collectively the "Loan Documents"). Holder shall have, in addition to the rights provided herein and therein, the rights and remedies available to it pursuant to the Uniform Commercial Code and other applicable laws. Such rights and remedies shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy. From and after maturity, whether by acceleration or otherwise, the principal balance shall, at Holder's option, bear interest at the default rate stated below.

         6. Transfer. This Note shall be transferred on the books of the Corporation only by the registered holder hereof or by his or her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A. Subject to compliance with applicable federal and state securities laws and the notice provisions of the Intercreditor Agreement amongst the Corporation, Holder and the other Holders of the Notes, the Corporation shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Georgia.

         7. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, postage prepaid, and addressed as follows: if to the Corporation, to 901 Grier Drive, Suite B, Las Vegas, Nevada 89119 and, if to the Holder of this Note, to the address of such Holder as it appears on the signature page hereto. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

         8. Miscellaneous.

                  8.1. In the event that Holder institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, the Corporation agrees to pay to Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings, including reasonable attorneys' fees.

                  8.2. Holder shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

                  8.3. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or retention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable laws ("Maximum Rate") in accordance with the written agreement of the parties. Determination of the rate of interest for the purpose of determining whether this Note is usurious under applicable law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest or other sums deemed to be interest at any time contracted for, charged or received from the Corporation in connection with this Note. The Corporation or any endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the Maximum Rate applicable to the Corporation, such amount which would be excessive interest shall, at the option of Holder, be applied against the unpaid principal balance on this Note or, if this Note has been paid in full, be repaid by Holder to the Corporation.

                  8.4.   This  Note  is  given  and   accepted  as  evidence  of
indebtedness and not in payment or satisfaction of any indebtedness or obligation.

                  8.5. If the principal balance of this Note is accelerated, or if the principal balance of this Note is not paid at maturity, then Holder shall have the option to increase the interest rate, as defined hereunder, to nine percent (9%) per annum (the "Default Rate"). The Default Rate shall apply to the entire unpaid principal balance of this Note effective as of the earlier of (i) the due date of the first payment due hereunder not timely paid, or (ii) the date of acceleration.

                  8.6. The Corporation hereby waives demand for payment of any of the indebtedness or performance of any of the obligations hereby evidenced, and protest and notice of dishonor or of default to the Corporation or to any other party with respect to the indebtedness.

                  8.7. The liability of the Corporation under this Note shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against security or liens available to Holder, its successors, successors-in-title, endorsees or assigns. The Corporation waives any right to require that an action be brought against any other person or to require that resort be had to any security held by Holder.

                  8.8. Time is of the essence with respect to all of the Corporation's obligations and agreements under this Note.

                  8.9. This Note and all provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon the Corporation, its successors and assigns, provided nothing herein shall be deemed a consent to any assignment or conveyance which is restricted or prohibited by the terms of this Note or the other documents.

                  8.10. All notices to the Corporation and Holder hereunder shall be deemed to have been sufficiently given or served for all purposes when sent pursuant to the notice requirements in the Security Agreement.

         9. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, or, where applicable, the laws of the United States.

         IN WITNESS WHEREOF, the Corporation has caused this Note to be executed and sealed by its duly authorized officers.

ATTEST:                                     SPINTEK GAMING TECHNOLOGIES,
INC.


                                            By: ______________________________

________________________ , Secretary            Gary L. Coulter, President

                                                        [CORPORATE SEAL]


HOLDER:________________________________

ADDRESS:  _____________________________
          _____________________________

PRINCIPAL AMOUNT: $___________________

T.I.N.#___________________________________

                                    EXHIBIT A

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby assigns to ______________________, the within Secured Convertible Note of Spintek Gaming Technologies, Inc., and hereby irrevocably appoints _____________________, Attorney, to transfer said Note on the books of the within named corporation, with full power of substitution in the premises.

         IN WITNESS WHEREOF, the undersigned has executed this Assignment on this _____ day of __________, 199__.

WITNESS:

__________________________________                _____________________________